                                EMPLOYMENT AGREEMENT

THIS AGREEMENT is made as of the 15th day of November, 1997, effective the first day of the term hereof, between PEGASUS GOLD CORPORATION, a Nevada corporation with its principal office in Spokane, Washington, herein referred to as the "Corporation", PEGASUS GOLD INC., a British Columbia corporation with its principal in office Spokane, Washington, herein referred to as "Pegasus," and MICHAEL L. CLARK of Hayden Lake, Idaho, herein referred to as the "Employee."

In consideration of the mutual covenants and benefits as herein set forth, the parties hereto agree as follows:


                                    SECTION ONE

                                     EMPLOYMENT

The Corporation hereby employs the Employee as its Senior Vice President and Chief Operating Officer and the Employee hereby accepts such employment and agrees to devote all of his efforts for the benefit of the Corporation and to faithfully, industriously and, to the best of his ability, experience and talents, perform all of his required and assigned duties. Employee shall perform the duties of Senior Vice President and Chief Operating Officer subject to the general supervision of and pursuant to the orders, advice and direction of the President and Chief Executive Officer of the Corporation.

Employee shall also render such other reasonable and unrelated services and duties as may be assigned to him from time to time by the President and Chief Executive of the Corporation and accepted by the Employee.

Employee further agrees to remain in the employ of the Corporation for a period of twenty-four months from the date hereof.

Employee further agrees to relocate, as necessary and at the Corporation's expense, to any new corporate headquarters location, regardless of where situated.

                                    SECTION TWO

                                 TERM OF EMPLOYMENT

The term of employment under this Agreement shall commence November 15, 1997 and shall continue thereafter until terminated as hereinafter provided.


                                   SECTION THREE

                                    COMPENSATION

The Corporation shall pay Employee, and the Employee shall accept from the Corporation, compensation at the minimum rate of U.S.$265,000.00 per year, prorated and payable semi-monthly or on such other basis as the parties may hereafter agree. Such minimum compensation may be adjusted for merit or other raises as from time to time determined by the President or the Board of Directors or any Committee thereof having such authority. Employee shall be entitled to vacation periods in line with the policies of the Corporation applicable to exempt employees; provided, however, that the Employee shall be entitled to a minimum paid vacation of four (4) weeks in any calendar year.


                                    SECTION FOUR

                                   OTHER BENEFITS

In addition to the compensation as provided in the previous Section Three hereof, Corporation shall at its expense provide for Employee the following additional benefits:

1. An allowance of not to exceed Five Hundred Fifty Dollars ($550.00) per month to acquire and operate a current model automobile for business and personal use. Said allowance may be adjusted if the cost to acquire and operate increases.

2. Insurance on the life of Employee in an amount not less than two (2) times his annual salary compensation, with proceeds thereof upon Employee's death to be payable to Employee's named beneficiary less the amount of the last annual premium paid therefor.


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Michael L. Clark

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3.   Participation in all of Corporation's benefit plans, including medical, dental, vision, 401(k), pension, disability, bonuses (current target amount is 50 percent of annual base salary) and any and all other plans that may be made available to employees; medical, dental and vision insurance shall be effective on the first day of the term hereof.

4.   Monthly parking allowance in accordance with corporate policy.

5.   Assistance in annual tax preparation and estate planning.

6. Payment of dues in professional associations as may be required to maintain Employee's membership in those associations and the privilege of attending appropriate seminars, conferences and educational programs as may be necessary.

7. Family membership in an athletic club and payment of dues for such membership.

8. Reimbursement for all expenses incurred in connection with the performance of services to the Corporation, including entertainment and travel and other expenses incidental to the duties undertaken hereunder; provided, however, that such expenses shall be reasonable and necessary and that Employee shall submit bills and vouchers supporting requests for reimbursements in accord with Corporation's policies.

9. Appropriate office and staff assistance in Spokane, Washington which it is agreed shall be the place of principal employment during the term of this Agreement.

10. Such directors and officers liability insurance as may be available to adequately provide both insurance coverage and reimbursement of legal costs for any actions brought against the Employee for any of his activities in the employment of the Corporation.


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Michael L. Clark

                                    SECTION FIVE

                                    TERMINATION

This Agreement will terminate or may be terminated for any one of the following reasons:

1. Voluntarily and without cause, subject to Sections Two and Six (2), upon at least three (3) months prior written notice of termination by Corporation to the Employee or by the Employee to the Corporation; or

2.   By the Corporation for cause as hereinafter defined in Section Ten; or

3.   Upon the death or disability of Employee; or

4.   Upon a Change of Control; or

5.   Upon retirement.


                                    SECTION SIX

                               SEVERANCE COMPENSATION

1. TERMINATION BY EMPLOYEE OR BY CORPORATION WITH CAUSE. If Employee shall voluntarily terminate his employment under this Agreement pursuant to
     Section 5(1) or if the employment of the Employee is terminated by the Corporation for cause, then all compensation and benefits as heretofore provided in Sections 3 and 4 shall terminate immediately upon the effective date of termination and no special severance compensation will be paid.

2. TERMINATION BY CORPORATION WITHOUT CAUSE. If, on or after the effective date of this Agreement, but prior to May 1, 1998, the Corporation shall terminate this Agreement for any reason except cause as defined in Section Ten, then upon the effective date of termination the Corporation shall pay Employee an amount equal to twelve (12) months' salary; after April 30, 1998, if the Corporation shall terminate this Agreement for any reason except cause as defined in Section Ten, then upon the effective date of termination the Corporation shall pay to Employee an amount equal to twenty-four (24) months' salary. The amount shall be paid in one lump sum on the date the Employee's services terminate. All Employee benefits provided to the Employee shall be continued as if the Employee were still an employee of the Corporation for a period of one (1) year


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Michael L. Clark
     from the date of termination, or, when equal or better benefits are provided by a new employer, whichever shall first occur. In the event Employee has existing stock options on the date of termination, they will be honored in accordance with the terms of said options.

3. TERMINATION BY DEATH OR DISABILITY. If Employee dies or becomes disabled before his employment is otherwise terminated, the Corporation shall immediately pay an amount of compensation equal to six (6) months' salary as if Employee had been terminated without cause and all employee benefits theretofore provided to Employee shall be continued for a period of one (1) year from the date of death or disability as if Employee was still an employee of the Corporation. If such termination is due to Employee's death, payment shall be made in one lump sum to his beneficiary, to be named in writing by Employee on signing this Agreement, which designation may be changed at any time by written notice signed by Employee and delivered to the Secretary of the Corporation; if no named beneficiary survives Employee, the entire amount shall be paid to his estate. If such termination is due to Employee's disability, payment shall be made in one lump sum to Employee. Said compensation shall be in addition to that payable from any insurance coverage providing compensation upon Death or Disability. "Disability" in this Agreement shall mean a condition of physical or mental illness causing Employee to be totally incapable of performing full-time duties.

4.   TERMINATION FOLLOWING CHANGE OF CONTROL

     (a) For purposes of this Agreement, a Change in Control shall be deemed to have occurred if (A) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange
          Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities entitled to vote in the election of directors of the Corporation; or (B) during any period of two (2) consecutive years (not including any period prior to the effective date of this Agreement), individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least three quarters (3/4) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority

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Michael L. Clark
     thereof; or (C), upon a sale of all or substantially all of the assets of the Corporation.

     (b) Irrespective of any other provisions in this Agreement regarding termination, if either of the events described above constituting a Change in Control shall have occurred, upon the subsequent termination of Employee's employment (unless such termination is because of Employee's death or disability, by the Corporation for cause or by Employee other than for "Good Reason") Employee shall be entitled to and will receive no later than the fifth (5th) day following the date of termination a lump sum severance payment equal to two and one half (2-1/2) times Employee's then current annual base salary. In addition, all benefits then applicable to Employee shall be continued for a period of twenty-four (24) months.

     (c) Employee shall be entitled to terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without Employee's express written consent, any of the following:

          (i) the assignment to Employee of any duties inconsistent with Employee's status as Senior Vice President and Chief Operating Officer of the Corporation, or Employee's removal from such position, or a substantial alteration in the nature or status of Employee's responsibilities from those in effect immediately prior to the Change in Control;

          (ii) a reduction by the Corporation in Employee's annual base salary as in effect on the date hereof or as the same may have been increased from time to time or a failure by the Corporation to increase Employee's salary at a rate commensurate with that of other key executives of the Corporation;

          (iii) the relocation of the office of the Corporation where Employee is employed at the time of the Change in Control (the "CIC Location") to a location more than fifty (50) miles away from the CIC Location or the Corporation's requiring Employee to be based more than fifty (50) miles away from the CIC Location (except for required travel on the Corporation's business to an extent substantially consistent with Employee's business travel obligations just prior to the Change in Control);

          (iv) the failure by the Corporation to continue to provide Employee with benefits at least as favorable as those enjoyed by Employee under

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Michael L. Clark
                 any of the Corporation's life insurance, medical, health and accident, disability, deferred compensation, pension, or savings plans in which Employee was participating at the time of the Change in Control, the taking of any action by the Corporation which would directly or indirectly materially reduce any of such benefits or deprive Employee of any material fringe benefit enjoyed by Employee at the time of the Change in Control, or the failure by the Corporation to provide Employee with the number of paid vacation days to which Employee is entitled on the basis of years of service with the Corporation in accordance with the Corporation's normal vacation policy in effect at the time of the Change in Control; or

          (v) the failure of the Corporation to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement or, if the business of the Corporation for which Employee's services are principally performed is sold at any time after a Change in Control, the purchaser of such business shall fail to agree to provide Employee with the same or a comparable position, duties, salary and benefits as provided to Employee by the Corporation immediately prior to the Change in Control.

     (d) In the event of termination of Employee by reason of either a Change in Control or for "Good Reason" as herein defined then, in addition to the severance payment as provided in paragraph 4(b) hereof, Employee shall be entitled to the following:

          (i) Employment search assistance to secure other comparable employment for a period not to exceed one (1) year or until such comparable employment is found, whichever is the sooner, with the fees for such assistance paid by the Corporation;

          (ii) Protection for the sale of Employee's residence in the amount of the original purchase price, plus major improvements, or the net realized therefrom; and

          (iii) Payment of the cost of a one time move to a new location in the event such a move becomes necessary in order for Employee to accept new employment.

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Employment Agreement                   -7-
Michael L. Clark

5.   LIMITATION ON PAYMENTS.  Payments under this Section Six shall not exceed
     2.99 times "base amount" of salary as defined in Section 280 (G) of the Internal Revenue Code of 1986, as amended.


                                   SECTION SEVEN

                                NON-TRANSFERABILITY

This is a personal agreement. None of Employee's rights, benefits or interests hereunder may be subject to sale, anticipation, alienation, assignment, encumbrance, charge, pledge, hypothecation, transfer, or set-off in respect of any claim, debt or obligation or to execution, attachment, levy or similar process, or to assignment by operation of law. Any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.


                                   SECTION EIGHT

                                   CHOICE OF LAW

It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Washington and that in any arbitration, action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Washington shall be applicable and shall govern, to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.


                                    SECTION NINE

                                    ARBITRATION

In the event of any dispute between the parties relating to or arising out of this Agreement, the parties shall first attempt to resolve the dispute by negotiating in good faith. If the dispute is not resolved within 60 days after the commencement of negotiations in accordance with the immediately preceding sentence, then either party shall have the right to submit the dispute to binding arbitration administered in accordance with the Rules of the American Arbitration Association. Any arbitrator shall be required to follow Washington State law and precedent and shall be required to


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Michael L. Clark
issue detailed findings of fact and conclusions of law. The arbitrator shall award reasonable attorney's fees and costs to the prevailing party. Judgment on the arbitration award may be entered in any court having jurisdiction in the United States. If the arbitration award is challenged in a court of law, the court shall apply the same standard of review that a Washington State appellate court applies to the review of a decision by a Washington State trial court.



                                    SECTION TEN

                                   BINDING EFFECT

This Agreement shall be binding upon and shall inure to the benefit of the Corporation, its successors or assigns, and to Employee, and his personal representatives, heirs, executors and administrators.

                                   SECTION ELEVEN

                                DEFINITION OF CAUSE

Cause to terminate the Employee's employment shall mean (a) the willful and continued failure by the Employee to substantially perform his duties, after demand for substantial performance is delivered by the Corporation that specifically identifies the manner in which the Corporation believes the Employee has not substantially performed his duties, or (b) the willful engagement by the Employee in misconduct which is materially injurious to the Corporation, monetarily or otherwise, or (c) the willful violation by the Employee of the provisions of this Employment Agreement.

Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for cause unless there shall have been delivered to the Employee a copy of a notice of termination from the Corporation and, after reasonable written notice, Employee and his counsel have been given an opportunity to be heard by the Board of Directors of the Corporation and thereafter a resolution has been duly adopted by the Directors of the Corporation then in office to the effect that, in the good faith opinion of such Directors, the Employee was guilty of conduct set forth above, which resolution shall set forth in particular detail the facts and circumstances claimed to provide a basis for termination of employment under the provisions so indicated.


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Employment Agreement                   -9-
Michael L. Clark

                                   SECTION TWELVE

                                   DIRECTORSHIPS
The Employee shall be entitled to accept positions as director of other corporations, whether such corporations are engaged in the mining industry or not, provided any such directorship is first approved by the Corporation, which approval shall not be unreasonably withheld.

                                  SECTION THIRTEEN

                                  REPRESENTATIONS

The Corporation and Pegasus jointly and severally represent and warrant to the Employee, with the intent that Employee shall rely on such representations and warranties in entering into this Agreement, as follows:

1. The common shares of Pegasus are listed for trading on the Toronto Stock Exchange, Montreal Exchange and American Stock Exchange.

2. The financial statements, reports, and other information provided by the Corporation, Pegasus and their respective officers and employees, both orally and in writing, constitute complete and accurate disclosures of the status of the affairs of Pegasus and the Corporation and the Corporation and Pegasus do not know of any other information which, if disclosed to the Employee, might reasonably be expected to cause the Employee to refrain from accepting employment with the Corporation or affect the value of Pegasus' shares.

                                  SECTION FOURTEEN

                                  CONFIDENTIALITY

Employee agrees that, except as required for the performance of his duties, obligations and responsibilities hereunder, he will not at any time during the term of this Agreement or thereafter divulge to any person, firm or corporation any Confidential Information received by him during the course of his employment and all such Confidential Information shall be kept confidential and deemed to be the property of Corporation. For the purpose of this provision, "Confidential Information" means information known to the Employee as a consequence of his employment by Corporation and not generally known in the industry in which the Corporation is engaged or not otherwise available to third parties from sources unrelated to or controlled by Corporation.


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Employment Agreement                   -10-
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

                                  SECTION FIFTEEN

                                 SUPERSEDING EFFECT

This Agreement replaces and supersedes the Employment Agreement dated as of the 1st of May, 1997 among the parties relating to Employee's employment.

IN WITNESS WHEREOF, the parties have executed this Agreement at Spokane, Washington as of the day and year first above written.

                                   PEGASUS GOLD CORPORATION


                                   By
                                     -------------------------------------------
                                   Its  President and Chief Executive Officer
                                      ------------------------------------------

                                   PEGASUS GOLD INC.


                                   By
                                     -------------------------------------------
                                   Its   President and Chief Executive Officer
                                      ------------------------------------------

                                   EMPLOYEE:


                                   By
                                     -------------------------------------------

                                   Name:    Michael L.  Clark
                                        ----------------------------------------
                                   Address:   4439 Lower Hayden Lake Road
                                           -------------------------------------
                                   City, State:      Hayden Lake, ID
                                               ---------------------------------
                                   Zip Code:      83835
                                            ------------------------------------
                                   Telephone Number:  208/772-4145
                                                    ----------------------------
                                   SS#:      ###-##-####
                                       -----------------------------------------

                             DESIGNATION OF BENEFICIARY

On this 15th day of November, 1997, Employee hereby designates Helena B. Clark, his wife, as his beneficiary for purposes of receiving, upon his death, compensation and benefits under Section Six, Paragraph 3, hereof.

                                   By
                                     -------------------------------------------
                                        Michael L.  Clark


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Michael L. Clark